Exhibit 99.1

WRITTEN AGREEMENT AND POWER OF ATTORNEY
RELATING TO THE FILING OF
JOINT 13G STATEMENT -- SEC RULE 13d-1(k)

Pursuant to Rule 13d-1(k) of the Securities and Exchange Commission, each of the undersigned hereby agrees to the joint filing of a Schedule 13G statement under the Securities Exchange Act of 1934 and any amendments thereto relating to acquisitions of the common stock of FriendFinder Networks Inc., and such Schedule 13G statement and amendments thereto when signed and filed by the undersigned shall be deemed filed on behalf of each of them.

Each of the undersigned hereby constitutes and appoints each of Roberts E. Inveiss, Alan W. Becker and Patricia A. Miller, signing singly, with full power of substitution, the undersigned’s true and lawful attorney-in-fact to (1) execute for and on behalf of the undersigned Schedule 13G in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder, and any amendments thereto in connection with the undersigned’s ownership, acquisition, or disposition of securities of FriendFinder Networks Inc., (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13G or amendment thereto, and timely file such schedule or amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority, and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.  This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13G or amendments thereto with respect to the undersigned’s holdings of and transactions in securities issued by FriendFinder Networks Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Dated: May 23, 2011	MAPSTEAD TRUST

	By:	/s/ Lars Mapstead
Lars Mapstead
Trustee

/s/ Lars Mapstead
Lars Mapstead

/s/ Marin Mapstead
Marin Mapstead